UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  April 23, 2010 (April 20, 2010)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2010, INX Inc. (the “Company”) received a letter from the Listings Qualification Department of The NASDAQ Stock Market (the “Nasdaq”) indicating that the Company is not in compliance with the filing requirement of Rule 5250(c)(1) of the NASDAQ Listing Rules due to its failure to timely file its Form 10-K for the period ending December 31, 2009.  As previously disclosed by the Company on Form 12b-25 Notification of Late Filing, the Company has been unable to complete its Form 10-K for the period ending December 31, 2009, as a result of its ongoing assessment of the application of the Emerging Issues Task Force No. 00-21, Revenue Arrangements with Multiple Deliverables, included in the Accounting Standards Codification under ASC 605-25.

The Company has been provided an initial grace period of 60 calendar days, or until June 21, 2010, to submit a plan to regain compliance and if Nasdaq accepts the Company’s plan, an additional grace period of up to 180 calendar days from the original due date, or until October 12, 2010, will be provided to regain compliance.  In the event Nasdaq determines that the Company’s plan is not sufficient to regain compliance, Nasdaq will send written notice that the Company’s common stock will be subject to delisting.  At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel pursuant to Rule 5815(a) of the NASDAQ Listing Rules.  Although the Company intends to file the Form 10-K for the period ending December 31, 2009, during the initial grace period, there can be no assurance that the Company will be able to do so and, if it does not file it during the initial grace period, that Nasdaq will accept the Company’s plan to regain compliance.

On April 23, 2010, the Company issued a Press Release with respect to the letter referenced herein.  A copy of that Press Release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 23, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2010	INX Inc.

	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 23, 2010